SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                              January 4, 2006
                              ---------------
                               Date of Report
                     (Date of earliest event reported)


                             Syntony Group, Inc.
                             -------------------
           (Exact name of registrant as specified in its charter)


    Utah                         000-50678                     87-0369068
    ----                         ---------                     ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
 incorporation)


                            605 South State Street
                          Salt Lake City, Utah 84111
                          ---------------------------
                   (Address of Principal Executive Offices)

                               (801) 550-5800
                               ---------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended
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     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
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     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

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         Exchange Act (17 CFR 240.13e-4(c))



Item 1.01   Entry into a Material Definitive Agreement.
            ------------------------------------------

     On January 4, 2006, Syntony Group, Inc. (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, BioTechCures, Inc., a privately-held Nevada corporation ("BioTechCures"), and Syntony Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company ("Acquisition Sub"). Upon closing of the merger transaction contemplated under the Merger Agreement (the "Merger"), Acquisition Sub will be merged with and into BioTechCures, and BioTechCures will survive as a wholly-owned subsidiary of the Company. The combined companies are sometimes called the "Reorganized Company" below.

     As a condition precedent to the closing of the Merger, Syntony shall have completed the sale of not less than 1,000,000 shares of its common stock prior to January 16, 2006, to be offered at a price of $1.50 per share for aggregate gross proceeds of $1,500,000 (the "Minimum Offering"), and then with the offering continuing as the Reorganized Company, following the closing of the Merger, for up to a maximum of 3,000,000 shares at a price of $1.50 per share for aggregate gross proceeds of $4,500,000 (the "Maximum Offering"), all as described in the Confidential Private Placement Memorandum of the Company dated December 1, 2005 (the "PPM"). If at least $973,000 is not deposited in escrow with the University of Colorado to fund the research and development of the Intellectual Property covered by the Exclusive License Agreement of BioTechCures by January 16, 2006, or unless this date is extended by the University of Colorado, the offering of the Company will terminate and the Merger will be abandoned. See the Press Release that accompanies this Current Report, referenced in Item 9.01 below.

     If there is a closing of the Merger, Carl Edwards, III, Ph.D., Leland Shapiro, M.D. and Edward L. Stephen, D.V.M., have consented to serve on the Advisory Board of Directors of the Reorganized Company.

     All shares of common stock sold in this offering will have registration rights that require the Company to file a registration statement with the Securities and Exchange Commission within 90 days of the closing of the Merger at no cost to the holders thereof.

     In addition, pursuant to the terms and conditions of the Merger
Agreement:

     1. All of the shares of BioTechCures issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive an aggregate of 12,654,871 shares of the Company's common stock; and the resale of all such shares shall be subject to a Lock-Up/Leak-Out Agreement that will provide that (i) no public sales of any of the shares can be made for the first 12 months from the closing of the Merger; (ii)that during the next 24 months, no more than 1/24th of the holdings of any such shareholder may be sold in any monthly period, on a non-cumulative basis, meaning that if no shares are sold in one monthly period, the unsold shares cannot be carried over to the next monthly period; and (iii) that all shares must be sold in "brokers' transactions" and in transactions that comply with the "manner of sale" requirements of Rule 144 during such 24 month period. The Board of Directors can waive the provisions of this Lock-Up/Leak-Out Agreement, in its sole discretion, on a pro rata basis with all other similar agreements with other stockholders that are discussed below.

     2. The Company's President, Michael Vardakis ("Vardakis"), will be paid $370,000 for executing and delivering an Indemnification Agreement whereby he will indemnify and hold the Company and BioTechCures harmless from and against all liabilities or claims that existed or were based upon matters occurring prior to the closing of the Merger, his payment of all outstanding liabilities of the Company at the closing of the Merger and his agreement to cancel 10,745,001 shares of 13,745,001 shares of common stock of the Company that he currently owns, leaving him 2,500,000 shares of common stock of the Reorganized Company. All of the Vardakis shares shall have the same registration rights as the investors in the offering outlined above; provided, however, that all of the Vardakis shares shall be subject to resale under a Lock-Up/Leak-Out Agreement with the same terms and conditions as those outlined above with respect to the shares to be received by the BioTechCures stockholders.

     3. Leonard W. Burningham, Esq. ("Burningham"), who has acted as legal counsel for both the Company and BioTechCures, will be issued 900,000 shares of common stock of the Reorganized Company; and will be paid approximately $90,000 by Vardakis from the $370,000 that he is to receive, $15,000 for services related to the Merger; approximately $35,000 for current outstanding and unrelated legal services of the Company, primarily related to its past filings with the Securities and Exchange Commission; and $40,000 by agreement with Vardakis that he would be paid approximately 20% of the net proceeds of Vardakis on the closing of any merger or reorganization with the Company. All of Burningham's shares shall be subject to resale under a Lock-Up/Leak-Out Agreement with the same terms and conditions as those outlined above with respect to the shares to be received by the BioTechCures stockholders.

     4. There will be approximately 17,971,665 and 20,021,665 shares, respectively, outstanding on the closing of the Merger, depending upon whether the Minimum Offering or the Maximum Offering in the Company's offering is achieved. These numbers assume (i) the cancellation of 10,745,001 shares of the Company's common stock by Vardakis under his Indemnification Agreement;
(ii) the issuance of 900,000 shares of the Company's common stock to Burningham; (iii) the issuance of an aggregate of 12,654,871 shares to the BioTechCures stockholders under the Merger Agreement; the issuance of the 1,000,000 shares on the Minimum Offering or the issuance of the 3,000,000 shares on the Maximum Offering; and the issuance of 438,333 or 488,333 shares, depending upon whether the Minimum Offering or the Maximum Offering is achieved, to ULEHI under the Exclusive License Agreement of BioTechCures with the University of Colorado. ULEHI is the equity division of the University of Colorado. The University of Colorado has a right to receive 2.5% of the Reorganized Company's shares and to maintain this percentage by participation in future cash offerings only, subject to diminution for non-cash offerings and failure to participate in cash offerings presented.

     5. Upon closing of the Merger, the Reorganized Company's Board of Directors will consist of Mark Meriwether, BioTechCures' sole officer and director and a principal stockholder of BioTechCures; George Richards, an associate of Vardakis; and Chris Meriwwether, Mark Meriwether's son.

     6. The Merger Agreement contains customary representations and warranties, pre-closing covenants and closing conditions; however, all requisite approvals for the Merger have been obtained, subject to completion of the Minimum Offering prior to January 16, 2006, as to which no assurance can be given.

     As of the date of the Merger Agreement and currently, there were no material relationships between the Company or any of its affiliates and BioTechCures, other than in respect of the Merger Agreement. However, there were certain potential conflicts of interest between various affiliates or associates of the parties that are described in the Company's PPM, including:

     * Mark Meriwether was the former President and a director of the Company, who sold his controlling interest in the Company to Vardakis in 2001;

     * Vardakis and Meriwether are business associates in other ventures; and

     * Burningham has and continues to represent Mark Meriwether, Vardakis and certain enterprises owned singly by one or the other or jointly by both of them and has represented the Company since 2001 and BioTechCures since its formation.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein

Item 9.01   Financial Statements and Exhibits.
            ----------------------------------

         (c) Exhibits.

Description of Exhibit                          Exhibit Number
----------------------                          --------------

Agreement and Plan of Merger dated                     2.1
January 4, 2006, by and among Syntony
Group, Inc., a Utah corporation; Syntony
Acquisition Corp., a Nevada corporation
and wholly-owned subsidiary of Syntony
Group, Inc.; and BioTechCures, Inc., a
Nevada corporation

Press Release                                         99.1

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SYNTONY GROUP, INC.

Dated: 1/4/2006                           /s/ Michael Vardakis
       --------                           --------------------------
                                          Michael Vardakis
                                          President and
                                          Director